EXHIBIT 4.2

                             HERITAGE COMMERCE CORP
                             2004 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

         Capitalized terms used without definition in this Stock Option Agreement (the "OPTION AGREEMENT") shall have the meanings given such terms in the Heritage Commerce Corp 2004 Stock Option Plan (the "PLAN").

                                       I.

                          NOTICE OF STOCK OPTION GRANT


                   [Name of Optionee]/[Social Security Number]
                                    [Address]
                                    [Address]

         1. OPTION. You have been granted an option to purchase shares of common stock (the "SHARES") of Heritage Commerce Corp, a California corporation (the "COMPANY"), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Date of Grant:                       [___________ __, 200_]

         Exercise Price per Share:            $[_____]

         Total Number of Shares Granted:      [        ]

         Total Exercise Price:                $[       ]

         Type of Option:                      [Incentive/Non-Statutory Option]

         Expiration Date:                     [___________ __, 20__]

         2. VESTING AND EXPIRATION. This Option will vest with respect to [__%] of the Shares subject to the Option on the Date of Grant, and with respect to an additional [__%] of the Shares subject to the Option each month thereafter for the next [__] months, and will therefore be fully vested no later than [_________ __, _____].

         3. TERMINATION. So long as the Optionee maintains Continuous Status as a Director, Employee or Consultant, this Option may be exercised, in whole or in part, with respect to any vested Shares, anytime prior to the Expiration Date. If the Optionee's Continuous Status as a Director, Employee or Consultant terminates for any reason, the Optionee shall have that amount of time set forth in Section 9 of the Plan to exercise any vested Shares, after which time this Option shall expire.


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                                       II.

                                    AGREEMENT

         1. GRANT OF OPTION. The Company hereby grants to the Optionee (the "OPTIONEE") named in the Notice of Stock Option Grant set forth above (the "NOTICE OF GRANT") an option (the "OPTION") to purchase the total number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "EXERCISE PRICE"), subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

         2.       EXERCISE OF OPTION.

                  (a) RIGHT TO EXERCISE. This Option shall be exercisable prior to its expiration date only, in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

                  (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to the Shares as may be required by the Company pursuant to the provisions of the Plan. Such notice is attached hereto as EXHIBIT A. The written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                  (c) COMPLIANCE WITH LAW. No Shares will be issued pursuant to the exercise of any Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

                  3. METHOD OF PAYMENT. Subject to Section 8, payment of the Exercise Price shall be paid by (a) cash, (b) check or (c) any combination of those methods of payment. In addition, if there is a public market for the Shares, the Optionee may elect to pay the Exercise Price through a special sale and remittance procedure under which the Optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a portion of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and/or sale. The Optionee must also provide such irrevocable written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to effect the sale transaction. Notwithstanding the above, the Company shall not be required to permit the Optionee to utilize the sale and remittance procedure described above if the Company's legal counsel advises the Company that the procedure may violate any applicable law, regulation or regulatory guidance.

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         4. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in a form reasonably required by the Company.

         5. NON-TRANSFERABILITY OF OPTION; ASSIGNMENT BY COMPANY. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee; provided, however, that any Nonstatutory Stock Option may be transferred by Optionee to any member of Optionee's immediate family, to a partnership the members of which (other than Optionee) are all members of Optionee's immediate family, or to a family trust the beneficiaries of which (other than Optionee) are all members of Optionee's immediate family. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company.

         6. RESTRICTIONS ON TRANSFER. All certificates representing Shares purchased under this Option Agreement may be imprinted with an appropriate legend with respect to any applicable restriction on transfer. The Company may issue appropriate stop-transfer instructions to its transfer agent to ensure compliance with these transfer restrictions. If the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares that have been sold or transferred in violation of any of the provisions of the Plan or this Option Agreement, or to treat as the owner of such Shares or to accord the right to vote or pay dividends to any purchaser or transferee to whom such Shares has been sold or transferred.

         7. MARKET STAND-OFF AGREEMENT. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering, Optionee shall not sell or otherwise transfer the Shares or any other securities of the Company during the 180-day period following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Optionee agrees that the Company may assign his or her obligation hereunder to any underwriter of the Company's initial public offering.

         8. ACKNOWLEDGMENTS OF OPTIONEE.

                  (a) NO RIGHT OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN THAT IS INCORPORATED


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HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO
CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

                  (b) RECEIPT OF PLAN. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

         9. NOTICE. Any notice required or permitted under this Option Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the party at its address as shown below, or to such other address as such party may designate in writing from time to time to the other party.

         10. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In case of conflict between the provisions in the Plan and this Option Agreement, the provisions in the Plan shall prevail. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.


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Date:   ___________ __, 2004                  HERITAGE COMMERCE CORP


                                              By: ______________________________
                                                    _______________, President




                                              __________________________________
                                              [Name of Optionee]

                                              __________________________________

                                              __________________________________

                                              __________________________________
                                              [Address of Optionee]


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                                    EXHIBIT A

                             HERITAGE COMMERCE CORP
                             2004 STOCK OPTION PLAN
                                 EXERCISE NOTICE

TO:               Heritage Commerce Corp
                  150 Almaden Boulevard
                  San Jose, California 95113
                  ATTN: __________________

SUBJECT:          NOTICE OF EXERCISE OF STOCK OPTION


                  In respect to the stock option granted to the undersigned on _____________, to purchase an aggregate of _________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

                  NUMBER OF SHARES:  ___________________________________________

                  DATE OF PURCHASE:  ___________________________________________

                  MODE OF PAYMENT:   ___________________________________________
                                      (Certified check, cash or other [specify])

The shares should be issued as follows:

                  NAME:              ___________________________________________

                  ADDRESS:           ___________________________________________


                  Signed:            ___________________________________________

                  Dated:             ___________________________________________

Please send this notice of exercise to:

                                    Heritage Commerce Corp
                                    150 Almaden Boulevard
                                    San Jose, California 95113
                                    Attn:  ___________________



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